ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

"040102"

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada
Document Number 20120444804-99
Filing Date and Time 06/26/2012 9:00 AM
Entity Number E0343472012-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SPORT STIX INC
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: PARACORP INCORPORATED (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000 preferred 74,000,000 common Par value per share: $ $0.001 0.001 Number of shares without par value: None
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) CHARLES TODD (Name) 18101 Von Karman Avenue, #140 (Street Address) Irvine (City) CA (State) 92612 (Zip Code) 2) ROBERT L. CASHMAN (Name) 18482 Park Villa Place (Street Address) Villa Park (City) CA (State) 92861 (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any legal purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	ROBERT L. CASHMAN (Name) X Robert L Cashman (Incorporator Signature) 18482 Park Villa Place (Address) Villa Park (City) CA (State) 92861 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 6-25-2012 Date

This form must be accompanied by appropriate fees.